UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for use of the Commission only

(as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

UNIVERCELL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

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UNIVERCELL HOLDINGS, INC.

1777 REISTERSTOWN ROAD, SUITE 295

BALTIMORE, MARYLAND 21208

_________________

NOTICE OF ACTION BY

WRITTEN CONSENT OF SHAREHOLDERS

__________________

To the Shareholders:

On December 23, 2002, holders of a majority of the common stock, $0.0001 par value per share, of UniverCell Holdings, Inc. acted by written consent in lieu of a special meeting of shareholders to adopt amendments to our Articles of Incorporation. The amendment will increase the number of shares which we are authorized to issue from 50 million shares, $0.0001 par value per share, to 200 million shares, $0.0001 par value per share.

Our Board of Directors has fixed December 31, 2002 as the record date for determining the holders of common stock entitled to notice and receipt of this Information Statement. This Information Statement is first being mailed on or about January 20, 2003.

The amendment to our Articles of Incorporation to increase our authorized common stock will not be consummated or become effective until at least 20 days after the initial mailing of this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

By Order of the Board of Directors:

/s/ SEAN Y. FULDA

Sean Y. Fulda

President and Chief Executive Officer

The date of this Information Statement is January    , 2003

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UNIVERCELL HOLDINGS, INC.

1777 REISTERSTOWN ROAD, SUITE 295

BALTIMORE, MARYLAND 21208

_______________

INFORMATION STATEMENT

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INTRODUCTORY STATEMENT

UniverCell Holdings, Inc. is a Florida corporation with its principal executive offices located at 1777 Reisterstown Road, Suite 295, Baltimore, Maryland 21208. Our telephone number is (800) 765-2355. This Information Statement is being sent to our shareholders by our Board of Directors to tell you about action the holders of a majority of our common stock have taken by written consent, in lieu of a special meeting of the shareholders. The action was taken on December 23, 2002 and will be effective when we file a certificate of amendment to our Articles of Incorporation with the State of Florida. We expect to file an amendment increasing the number of shares we are authorized to issue on or about February 10, 2003. This amendment will increase the number of shares which we are authorized to issue from 50 million shares to 200 million shares.

Copies of this Information Statement are being mailed on or before January 20, 2003 to the holders of record on December 31, 2002 of the outstanding shares of our common stock.

PURPOSE AND EFFECTS OF THE INCREASE IN

OUR AUTHORIZED CAPITAL STOCK

Background

As of December 23, 2002, we had issued and outstanding 40,650,504 shares of common stock of the 50 million shares that we are authorized to issue.

The present lack of enough authorized but unissued shares could prevent us from completing potential acquisitions. It may also prevent us from responding to other corporate needs such as financing transactions, employee benefits and other corporate purposes.

The increase in authorized capital stock will make additional authorized but unissued shares available to honor commitments for conversion of our outstanding convertible debentures and will provide the needed flexibility to respond to opportunities as they arise.

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Future Mergers and Acquisitions and Other Corporate Purposes

Our Board of Directors believes that the increase in the authorized number of shares of common stock is necessary to provide enough shares in the future for possible future mergers or acquisitions or for use in raising additional capital.

We believe that part of our business strategy will require us to seek and complete business combinations with other companies. In addition, we may also seek to raise capital to further our business strategy through the issuance of additional capital stock. Although as of the present time we have not identified a specific candidate for any business combination nor do we have immediate plans for raising additional equity capital, we believe that, to avoid delays in the event a potential target is identified or additional funds are needed, we would need to provide now for sufficient authorized capital stock to complete such potential transactions and avoid the shareholder approval process needed to change our capital structure as part of any such transaction.

The unissued and unreserved shares of our common stock will also be available for any proper corporate purpose, as authorized by our Board of Directors, without further approval by our shareholders, except as otherwise required by law. Our shareholders do not have any preemptive or other rights to purchase additional shares of our common stock. Further issuances of additional shares of common stock or securities convertible into common stock, therefore, may dilute the existing holders of our common stock.

Outstanding Convertible Debentures

In 2002, we issued $650,000 principal amount of our convertible debentures. These debentures are convertible into shares of our common stock. The number of shares of our common stock into which owners of the convertible debentures will convert their debentures depends on a formula, and that formula uses two variables which we will not know until conversion:

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the market price during a period prior to conversion; and

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the amount of accrued interest up to the date of conversion.

Since the number of shares into which the convertible debentures will be converted depends on both the market price of our common stock at various dates in the future and the amount of accrued interest at various dates in the future, we cannot know as of today how many shares of our common stock we will eventually issue on conversion of the convertible debentures, and there is no upward limit on this number.

If at the time of conversion the number of shares to be issued exceeds the number of our authorized but unissued shares of common stock then our agreements with the debenture holders in effect obligate us to amend our Articles of Incorporation to increase our authorized capital to make available the additional shares of our common stock issuable upon conversion.

No dissenters' rights

Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Florida law in connection with the amendment to our charter to increase our authorized common stock.

Material Federal income tax consequences

The following is a summary of the material federal income tax consequences of the increase in our authorized shares of common stock. This summary is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions currently in effect, all of which are subject to change.

The summary does not address all aspects of federal income taxation that may apply to a shareholder because of his particular circumstances, and it does not discuss any special rules that may be applicable to some types of investors (for example, estates, trusts, individuals who are not citizens or residents of the United States, foreign corporations, insurance companies, regulated investment companies, tax-exempt organizations and dealers in securities). The summary does not cover the applicability and effect of any state, local or foreign tax laws.

The following discussion summarizing certain Federal tax consequences is based on current law. You should consult your own tax advisor as to the Federal, state, local and foreign tax effects in light of your individual circumstances.

Shareholders will not recognize gain or loss from the increase in our authorized common stock. Their adjusted tax basis in their common stock will be the same as their adjusted tax basis is currently.

Description of common stock

We are presently authorized to issue 50 million shares of common stock, $0.0001 par value per share. As of December 23, 2002, 40,650,504 shares were issued and outstanding. Upon amending our Articles of Incorporation, we will have authorized 200 million shares of common stock, $0.0001 par value per share. The common stock currently has no preemptive rights. The common stock will not have preemptive rights after the amendment to our Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 23, 2002, certain information with respect to the beneficial ownership of shares of common stock of (i) all shareholders known by us to be the beneficial owners of more than 5% of our outstanding common stock, and (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Sean Y. Fulda c/o UniverCell Holdings, Inc. 1777 Reisterstown Road, Suite 295 Baltimore, MD 21208	27,470,000	67.58%
David M. Friedman c/o UniverCell Holdings, Inc. 1777 Reisterstown Road, Suite 295 Baltimore, MD 21208	1,650,000	4.06%
Michael D. Fulda c/o UniverCell Holdings, Inc. 1777 Reisterstown Road, Suite 295 Baltimore, MD 21208	1,150,000	2.83%
All current directors and executive officers as a group (3 persons)	30,270,000	74.46%

COSTS OF INFORMATION STATEMENT

We will bear the cost of preparing, printing, and mailing this Information Statement.

DELIVERY OF DOCUMENTS TO MULTIPLE

SHAREHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by telephoning our offices at (800) 765-2355 or by mail to 1777 Reisterstown Road, Suite 295, Baltimore, Maryland 21208.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about us. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

You should rely only on the information we have provided or incorporated by reference in this Information Statement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the SEC, provided that such document accompanies this Information Statement. The information incorporated by reference is an important part of this Information Statement. We incorporate by reference the following, copies of which accompany this Information Statement:

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our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the Commission on April 16, 2002; and

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our Quarterly Report on Form 10-QSB for the quarter year ended September 30, 2002 filed with the Commission on November 19, 2002.

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